Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Surf Air Mobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value of $0.0001 per share, issuable pursuant to the Surf Air Mobility Inc. 2023 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	7,500,000(4)	$0.00033(2)	$2,475	0.0001102	$0.27
Equity	Common Stock, par value of $0.0001 per share, issuable pursuant to the Surf Air Mobility Inc. Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	800,000	$0.00033(2)	$264	0.0001102	$0.03
Equity	Common Stock, par value of $0.0001 per share, issuable pursuant to options under the Surf Air Global Limited 2016 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,779,514	$3.59(3)	$6,388,455.26	0.0001102	$704.01
Equity	Common Stock, par value of $0.0001 per share, issuable pursuant to restricted stock unit awards under the Surf Air Global Limited 2016 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	195,217	$0.00033(2)	$64.42	0.0001102	$0.01
Total Offering Amounts			10,274,731		$6,391,258.68		$704.32
Total Fee Offsets							$704.32
Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Surf Air Mobility Inc.	S-4	333-267987	October 24, 2022		$704.32	Equity		(6)		(6)	$204,368,056
Fee Offset Sources	Surf Air Mobility Inc.	S-4	333-267987		October 24, 2022								$704.32	(5)

(1)	This Registration Statement covers, in addition to the number of shares of Surf Air Mobility Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Surf Air Mobility Inc. 2023 Equity Incentive Plan (the “2023 Plan”), the Surf Air Mobility Inc. Employee Stock Purchase Plan (the “ESPP”), and the Surf Air Global Limited 2016 Equity Incentive Plan (the “2016 Plan” and together with the 2023 Plan and the ESPP, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a). Given that there is no proposed maximum offering price per share of Common Stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on one-third of the par value of the registrant’s Common Stock, or $0.00033, because the registrant has an accumulated capital deficit based on the registrant’s unaudited pro forma balance sheet as of March 31, 2023. Given that shares of the registrant’s Common Stock are not traded on an exchange or over-the-counter, the registrant did not use the trading prices of its Common Stock in accordance with Rule 457(c).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, on the basis of $3.59, the weighted-average exercise price of the outstanding options under the 2016 Plan.

(4)	As provided in the 2023 Plan, any shares of Common Stock subject to awards outstanding under the 2016 Plan that expire, are cancelled or otherwise terminate after June 21, 2023 (the date of shareholder approval of the 2023 Plan) without such shares being issued under the 2016 Plan will be available for award grant purposes under the 2023 Plan. Accordingly, the shares registered hereby for issuance under the 2016 Plan may also be offered or issued under the 2023 Plan if and to the extent they are no longer issuable pursuant to the 2016 Plan.

(5)	The registrant previously filed a Registration Statement on Form S-4 with the SEC on October 24, 2022 (File No. 333-267987 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $22,521.35. On February 21, 2023, the registrant withdrew the Prior Registration Statement prior to a declaration of effectiveness thereof and prior to the sale and issuance of any securities thereunder. The registrant has previously used an aggregate of $20,642.83 of the fees paid with respect to the Prior Registration Statement for the registrants registration statement on Forms S-1 and S-4 (File No. 333-272403), leaving an aggregate of $1,878.52 in fees available for offset immediately prior to the filing of this registration statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using $704.32 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fee is due to be paid at this time.

(6)	The Prior Registration Statement registered shares of the registrant’s Common Stock, par value $0.0001 per share, Warrants to purchase Common Stock and Common Stock issuable upon exercise of Warrants.